                                                                     EXHIBIT 3.1

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                          TEXTRON FINANCIAL CORPORATION

     Textron Financial Corporation, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The original name of which Textron Financial Corporation was incorporated under was Northeast Financial Corporation.

          The date of filing of its original Certificate of Incorporation with the Secretary of State was February 5, 1962.

     2. This Restated Certificate of Incorporation only restates and integrates and does not further amend the provisions of the Certificate of Incorporation of this corporation as heretofore amended or supplemented and there is no discrepancy, between those provisions and the provisions of this Restated Certificate of Incorporation.

     3. The text of the Certificate of Incorporation as amended or supplemented heretofore is hereby restated without further amendments or changes to read as herein set forth in full:

     FIRST:    The name of the Corporation is TEXTRON FINANCIAL CORPORATION.

     SECOND: The registered office of the Corporation in the State of Delaware is to be located in the City of Wilmington, in the County of New Castle. The name of its registered agent is The Corporation Trust Company, whose address is 1209 Orange Street in said city.

     THIRD: The nature of the business of the Corporation and the objects or purposes proposed to be transacted, promoted or carried on by it, are as follows:

                    (1) To finance the acquisition by others of personal property, goods and chattels of every, nature and description and to buy, sell, lease or sublease (either as lessor or as lessee), import, export, distribute, exchange and in any other manner own, hold and deal in the same; engage in the business of buying, selling or otherwise dealing in notes, open accounts and other similar evidences of debt, and any and all other forms of real, personal or mixed property choses in action; to receive and accept transfers, pledges, mortgages, and conditional sales contracts and to deal with the same as owner, lender, factor, or otherwise as a means of security or of recovering money or property advanced, invested or loaned; to acquire, purchase, own, hold, pledge, exchange, sell, transfer, invest, trade or otherwise deal in stocks, bonds, securities, choses in action or any interest therein; to draw, make, accept, endorse, execute and issue promissory notes, drafts, warrants, bonds, securities, choses in negotiable and non-negotiable instruments; to enter into contracts of any and every kind for the carrying out of its purposes and objects; to enter into profit sharing arrangements, promote organizations or cause to be organized any corporation, firm or partnership in aid of its business; to finance and aid by loan, subsidy, consignment or otherwise any corporation, association, syndicate or entity, and to conduct or co-operate in conducting any business or enterprise; and to repossess by legal process or otherwise for the enforcement of any property rights, liens or interests it may be entitled to.

                    (2) To make, enter into, perform and carry out contracts of every kind, nature and description, and with any one or more persons, firms, associations, corporations, or governments or subdivisions thereof, or with the United States Government, and whether as prime contractor, subcontractor or otherwise, and to represent and act on behalf of others in the negotiation, procurement, and performance of contracts and subcontracts.

                    (3) To make, manufacture, produce, process, purchase or otherwise acquire, and to sell, lease, use, import, export, or otherwise trade or deal in and with, goods, wares, products and merchandise of every kind, nature and description; and to engage or participate in any manufacturing, mercantile or trading business of any kind or character whatsoever.

                    (4) To purchase, lease, construct or otherwise acquire, and to hold, own, use, maintain, lease, manage and operate, and to sell or otherwise dispose of, or otherwise trade or deal in and with, plants, buildings, mills, factories, warehouses, roads, mines, wells, docks, piers, wharves, stores, shops, boats, rolling stock and other structures, establishments and facilities of every kind, nature or description used or useful in the conduct of the business of the Corporation.

                    (5) To adopt, apply for, obtain, register, purchase, lease or otherwise acquire, to maintain, protect, hold, use, own, exercise, develop, manufacture under, operate and introduce, and to sell and grant licenses or other rights in respect of, assign, or otherwise dispose of, turn to account, or in any manner deal with and contract with reference to, any trademarks, trade names, patents, patent rights, concessions, franchises, designs, copyrights and distinctive marks and rights analogous thereto, and inventions, devices, improvements, processes, formulae and the like, including such thereof as may be covered by, used in connection with, or secured or received under, Letters Patent of the United States of America or elsewhere or otherwise, and any licenses and rights in respect thereof, in connection therewith or appertaining thereto.

                    (6) To purchase or otherwise acquire, and to hold, pledge, sell, exchange or otherwise dispose of, securities (which term, for the purpose of this Article THIRD, includes, without limitation of the generality thereof, any shares of stock, bonds, debentures, notes, mortgages or other obligations, and any certificates, receipts or other instruments representing rights to receive, purchase or subscribe for the same, or representing any other rights or interest therein or in any property or assets) created or issued by any person, firm, association, corporation or government or subdivision or agency or instrumentality thereof; to make payment therefor in any lawful manner; and to exercise as owner or holder of any securities, any and all rights, powers and privileges in respect thereof.

                    (7) To endorse or guarantee the payment of principal, interest or dividends upon, and to guarantee the performance of sinking fund or other obligations of any securities, and to guarantee in any way permitted by law the performance of any of the contracts or other undertakings in which the Corporation may otherwise be or become interested, of any one or more persons, firms, associations, corporations, governments or subdivisions thereof.

                    (8) To acquire by purchase, exchange or otherwise, all or any part of, or any interest in, the properties, assets, business and good will of any one or more persons, firms, associations or corporations heretofore or hereafter engaged in any business for which a corporation may now or hereafter be organized under the laws of the State of Delaware; to pay for the same in cash, property or its own or other securities; to hold, operate, lease, reorganize, liquidate, sell or in any manner dispose of the whole or any part thereof; and, in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, firms, associations or corporations, and to conduct the whole or any part of any business thus acquired.

                    (9) To lend its uninvested funds from time to time to such extent, to such persons, firms, associations, corporations, governments or subdivisions thereof, and on such terms and on such security, if any, as the Board of Directors of the Corporation may determine.

                    (10) To borrow money for any of the purposes of the Corporation, from time to time, and without limit as to amount; from time to time to issue and sell its own securities in such amounts, on such terms and conditions, for such purposes and for such prices, now or hereafter permitted by the laws of the State of Delaware and by this Certificate of Incorporation, as the Board of Directors of the Corporation may determine; and to secure such securities by mortgage upon, or the pledge of, or the conveyance or assignment in trust of, the whole or any part of the properties, assets, business and good will of the Corporation, then owned or thereafter acquired.

                    (11) To purchase, hold, cancel, reissue, sell, exchange, transfer or otherwise deal in its own securities from time to time to such an extent and in such manner and upon such terms as the Board of Directors of the Corporation shall determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital, except to the extent permitted by law; and provided further that shares of its own capital stock belonging to the Corporation shall not be voted upon directly or indirectly.

                    (12) To promote, organize, manage, aid or assist, financially or otherwise, persons, firms, associations or corporations engaged in any business whatsoever, to such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do; and, to a like extent, to assume, guarantee or underwrite their securities as to principal, interest, dividends or sinking fund obligations in respect thereof or all or any thereof, or the performance of all or any of their other obligations.

                    (13) To conduct its business in any and all of its branches and maintain offices both within and without the State of Delaware, in any and all States of the United States of America, in the District of Columbia, in any or all territories, dependencies, colonies or possessions of the United States of America, and in foreign countries.

                    (14) To such extent as a corporation organized under the General Corporation Law of the State of Delaware may now or hereafter lawfully do, to do, either as principal or agent and either alone or through subsidiaries or in connection with other persons, firms, associations or corporations, all and everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated, or designed directly or indirectly to promote the interests of the Corporation or to enhance the value of its properties; and in general to do any and all things and exercise any and all powers, rights and privileges which a corporation may now or hereafter be organized to do or to exercise under the General Corporation Law of the State of Delaware or under any act amendatory thereof, supplemental thereto or substituted therefor.

               The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers of the Corporation, and the purposes and powers therein specified shall, except when otherwise provided in this Article THIRD, be in no wise limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of this Certificate of Incorporation; provided that nothing herein contained shall be construed as authorizing the Corporation to issue bills, notes or other evidences of debt for circulation as money, or to carry on the business of receiving deposits of money or the business of buying gold or silver bullion or foreign coins or as authorizing the Corporation to engage in the business of banking or insurance or to carry on the business of constructing, maintaining or operating public utilities in the State of Delaware; and provided, further, that the Corporation shall not carry on any business or exercise any power in any state, territory or country which under the laws thereof the Corporation may not lawfully carry on or exercise.

     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is Four Thousand (4,000) and the par value of each of such shares shall be One Hundred Dollars ($100.00). All such shares are of one class and are designated as Common Stock.

               The minimum amount of capital with which the Corporation will commence business is One Thousand Dollars ($1,000.).

     FIFTH:    The Corporation is to have perpetual existence.

     SIXTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatever.

     SEVENTH: For the management of the business and for the conduct of the affairs of the Corporation, and in further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders, it is further provided:

               1. The number of directors of the Corporation which shall constitute the whole Board of Directors shall be such as from time to time shall be fixed in the manner provided in the by-laws of the Corporation, but in no case shall the number be less than three. In the case of any increase in the number of directors of the Corporation, any additional directorship created may be filled in the first instance in the same manner as a vacancy in the Board of Directors. The directors need not be stockholders. The election of directors of the Corporation need not be by ballot unless the by-laws so require. The directors may hold their meetings and have an office or offices outside the State of Delaware if the by-laws so provide.

               2. A majority of the directors shall constitute a quorum for the transaction of business, unless the by-laws shall provide that a different number shall constitute a quorum, which in no case shall be less than one-third of the total number of directors nor less than two directors.

               3. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered:

                    (a) To make, alter, amend or repeal the by-laws in any manner not inconsistent with the laws of the State of Delaware or the Certificate of Incorporation of the Corporation, subject to the power of the stockholders to amend, alter or repeal the by-laws made by the Board of Directors or to limit or restrict the power of the Board of Directors so to make, alter, amend or repeal the by-laws.

                    (b) Subject to the applicable provisions of the by-laws, to determine, from time to time, whether and to what extent and at what times and places and under what conditions and regulations the accounts and books and documents of the Corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any fight to inspect any account or book or document of the Corporation, except as conferred by the laws of the State of Delaware, unless and until authorized so to do by resolution of the Board of Directors or of the stockholders of the Corporation.

                    (c) Without the assent or vote of the stockholders to authorize and issue obligations of the Corporation, secured or unsecured, to include therein such provisions as to redeemability, convertability or otherwise, as the Board of Directors in its sole discretion may determine, and to authorize the mortgaging or pledging, as security therefor, of any property of the Corporation, real or personal, including after-acquired property.

                    (d) To designate one or more committees, each committee to consist of two (2) or more of the directors of the Corporation, which to the extent provided in said resolution or resolutions or in the by-laws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it, such committee or committees to have such name or names as may be stated in the by-taws or as may be determined from time to time by resolution adopted by the Board of Directors.

                    (e) To determine whether any, and, if any, what part, of the net profits of the Corporation or of its net assets in excess of its capital shall be declared in dividends and paid to the stockholders, and to direct and determine the use and disposition of any such net profits or such net assets in excess of capital.

                    (f) To fix from time to time the amount of profits of the Corporation to be reserved as working capital or for any other lawful purpose.

                    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of the Certificate of Incorporation and of the by-laws of the Corporation.

               4. Any director or any officer elected or appointed by the stockholders or by the Board of Directors may be removed at any time in such manner as shall be provided in the by-laws of the Corporation.

               5. No contract or other transaction between the Corporation and any other corporation and no other act of the Corporation shall, in the absence of fraud, in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the Corporation individually, and any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which action upon any such contract or transaction shall be taken. Any director of the Corporation who is also a director or officer of such other corporation or who is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

                    Any contract, transaction or act of the Corporation or of the directors, which shall be ratified by a majority of a quorum of the stockholders of the Corporation at any annual meeting, or at any special meeting called for such purpose, shall, in so far as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted, shall not be deemed in any way to invalidate the same, or deprive the Corporation, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

               6. From time to time any of the provisions of this Certificate of Incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this Certificate of Incorporation are granted subject to the provisions of this Paragraph 6.

     EIGHTH: No holder of stock of the Corporation shall, as such holder, have any right to purchase or subscribe for any shares of stock of the

               Corporation of any class, now or hereafter authorized, or any obligations or instruments which the Corporation may issue or sell that shall be convertible into or exchangeable for or entitle the holders thereof to subscribe for or purchase any shares of stock of the Corporation of any class, now or hereafter authorized, other than such right, if any, as the Board of Directors in its discretion may determine.

     4. This Restated Certificate of Incorporation was duly adopted in accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Textron Financial Corporation has caused this Certificate to be signed by Stephen J. Davis, its President and attested by John
H. Bracken, its Secretary this 15th day of July, 1993.

                                        TEXTRON FINANCIAL CORPORATION


                                        By: /s/ Stephen J. Davis
                                            ------------------------------------
                                            Stephen J. Davis
                                            President


ATTEST:


By: /s/ John H. Bracken
    --------------------------------
    John H. Bracken
    Secretary